Exhibit 99.1

Straight Path Stockholders Approve Merger with Verizon

Glen Allen, VA – August 2, 2017 – Straight Path Communications Inc. (“Straight Path”) (NYSE MKT: STRP) stockholders today voted to adopt the merger agreement between Straight Path Communications Inc., Verizon Communications Inc. and Waves Merger Sub I, Inc., with 89% of the votes entitled to be cast at the special meeting of stockholders voting; and of the votes cast, approximately 99% were cast in favor of the proposal.

About Straight Path Communications Inc.

Straight Path (NYSE MKT: STRP) holds an extensive portfolio of 39 GHz and 28 GHz wireless spectrum licenses. Straight Path is developing next generation wireless technology through its Straight Path Ventures subsidiary. Straight Path holds licenses and conducts other business related to certain patents through its Straight Path IP Group subsidiary. Additional information is available on Straight Path's websites.

Corporate: www.straightpath.com.

Spectrum: www.straightpath39.com.

Straight Path | Yonatan Cantor: 804-433-1523 | yonatan.cantor@straightpath.com

SKDKnickerbocker | Maureen Shanahan: 407.620.6046 | mshanahan@skdknick.com

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